UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 7, 2004

World Airways, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26582	94-1358276
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The HLH Building
101 World Drive
Peachtree City, Georgia 30269
(Address of principal executive offices)

(770) 632-8000
(Registrant’s telephone number, including area code)

ITEM 5.	Other Events and Required FD Disclosure.

     On July 7, 2004, World Airways, Inc., a Delaware corporation (the “Registrant”), announced that the Registrant has signed a letter of intent to lease two MD-11F aircraft early next year for its international cargo fleet. A copy of the press release issued by the Registrant on July 7, 2004 is attached hereto as Exhibit 99.1 and is incorporated into this Item 5 of this Current Report on Form 8-K as if fully set forth herein.

ITEM 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits

Exhibit No.	Document
99.1	Press Release of World Airways, Inc. issued July 7, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

World Airways, Inc. (Registrant)
Date: July 7, 2004	By: /s/ Cindy M. Swinson Name: Cindy M. Swinson Title: General Counsel and Corporate Secretary